Exhibit 10(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on N-4 (File No. 333-094047) of our report dated March 30, 2006, relating to the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries, which appears in such Registration Statement. We also consent to the use in this Registration Statement on Form N-4 of our report dated April 26, 2006, relating to the financial statements of The Protective Variable Annuity Separate Account, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm,” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, AL
April 28, 2006